As filed with the Securities and Exchange Commission on June 15, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CANADIAN NATIONAL RAILWAY COMPANY

(Exact Name of Registrant as specified in its charter)

CANADA		98-0018609
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
935 de La Gauchetiere Street West, Montreal, Quebec, Canada H3B 2M9
(Address including zip code of Principal Executive Offices)

Canadian National Railway Company Share Units Plan Canadian National Railway Company Voluntary Incentive Deferral Plan
(Full title of the plans)

Sean Finn Executive Vice-President Corporate Services and Chief Legal Officer Canadian National Railway Company 935 de La Gauchetiere Street West Montreal, Quebec, Canada H3B 2M9 (514) 399-7091

(Name, address and telephone number, including area code, of agent for service)

with a copy to: Michael T. Novak General Counsel - US Illinois Central Railroad Company 17641 South Ashland Avenue Homewood, IL 60430

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Shares reserved for issuance pursuant to the Canadian National Railway Company Share Units Plan	300,000	$58.35	$17,505,000.00	$2,034.08
Common Shares reserved for issuance pursuant to the Canadian National Railway Company Voluntary Incentive Deferral Plan	300,000	$58.35	$17,505,000.00	$2,034.08
Total Common Shares	600,000	N/A	$35,010,000.00	$4,068.16
(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers common shares (“Common Shares”) of Canadian National Railway Company (the “Registrant”) issuable pursuant to (i) the Canadian National Railway Company Share Units Plan (the “Share Units Plan”) and (ii) the Canadian National Railway Company Voluntary Incentive Deferral Plan (the “Deferral Plan” and together with the Share Units Plan, the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Common Shares that become issuable under any of the Plans by reason of any stock dividend, stock split or other similar transaction.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of the average of the high and low prices reported for a share of Common Stock on the New York Stock Exchange on June 9, 2015.
(3)	Rounded to the nearest penny.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 40-F filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (Exchange Act File No. 001- 02413) for the fiscal year ended on December 31, 2014.

(b) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (Exchange Act File No. 001-02413) subsequent to the end of the fiscal year covered by the form referred to in (a) above.

(c) The description of the Registrant’s capital stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 27, 1995, as amended on December 22, 1995.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 124 of the Canada Business Corporations Act (“CBCA”) provides that a corporation may indemnify its directors and officers. Section VII of the Registrant’s By-Law No. 1 provides for the indemnification of directors and officers of the Registrant. Under these provisions, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate, partnership, joint venture, mutual company or association, trust or other enterprise of which Registrant is or was a shareholder, policyholder or creditor, or in which Registrant has an investment of any nature whatsoever, and his or her heirs and legal representatives, against all costs, charges and expenses (including without limitation solicitors’ and attorneys’ fees), including amounts paid to settle any threatened, pending or completed action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action, investigation or proceeding (other than in respect of an action by or on behalf of the Registrant to procure a judgment in its favor) to which such person is made a party by reason of his or her position with the Registrant or such body corporate, partnership, joint venture, mutual company or association, trust or other enterprise, if he or she fulfills the following two conditions: (a) he or she acted honestly and in good faith with a view to the best interests of the Registrant; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his conduct was lawful. In respect of an action by or on behalf of the Registrant to procure a judgment in its favor, the Registrant, with the approval of a court (which the Registrant has undertaken to exercise all reasonable efforts to obtain, or assist in obtaining), shall indemnify a director or officer of the Registrant (or a former director or officer) against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfills the conditions set out in clauses (a) and (b) of the previous sentence.

The Registrant maintains directors' and officers' liability insurance with an aggregate policy limit of Cdn. $250 million subject to a deductible of Cdn. $1 million per loss for indemnifiable claims for wrongful acts by insured persons; and Cdn. $5 million per loss for securities claims.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form F-1 (No. 33-96250) filed on October 5, 1995 (“Form F-1/A”))

4.2	Canada Business Corporations Act Form 4 Articles of Amendment of Canadian National Railway Company (incorporated herein by reference to Exhibit 1.2 to the Registration Statement on Form 8-A (No. 1-2413) filed on June 14, 1999)

4.3	Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form F-1/A)

23	Consent of KPMG LLP (filed herewith)

24	Power of Attorney (included in the signature pages hereof)

99.1	Canadian National Railway Company Share Units Plan (filed herewith)

99.2	Canadian National Railway Company Voluntary Incentive Deferral Plan (filed herewith)

Item 9. Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)  To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)  any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)  any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Quebec, Canada on this 15th day of June, 2015.

Canadian National Railway Company

By:	/s/ Sean Finn
Name:	Sean Finn
Title:	Executive Vice-President Corporate Services and Chief Legal Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Luc Jobin and Sean Finn, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Canadian National Railway Company to comply with the Securities Act of 1933, as amended (the “Securities Act”) and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of the Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), any and all additional registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Claude Mongeau	President and Chief Executive Officer and Director	June 15, 2015
Claude Mongeau	(Principal Executive Officer)

/s/ Luc Jobin	Executive Vice-President and Chief Financial Officer	June 15, 2015
Luc Jobin	(Principal Financial and Accounting Officer)

/s/ Donald J. Carty	Director	June 15, 2015
Donald J. Carty

/s/ Ambassador Gordon D. Giffin	Director	June 15, 2015
Ambassador Gordon D. Giffin

/s/ Edith E. Holiday	Director	June 15, 2015
Edith E. Holiday

/s/ V. Maureen Kempston Darkes	Director	June 15, 2015
V. Maureen Kempston Darkes

/s/ The Hon. Denis Losier	Director	June 15, 2015
The Hon. Denis Losier

/s/ The Hon. Kevin G. Lynch	Director	June 15, 2015
The Hon. Kevin G. Lynch

/s/ James E. O’Connor	Director	June 15, 2015
James E. O’Connor

/s/ Robert Pace	Director	June 15, 2015
Robert Pace

/s/ Robert L. Phillips	Director	June 15, 2015
Robert L. Phillips

/s/ Laura Stein	Director	June 15, 2015
Laura Stein

/s/ Michael T. Novak	U.S. Authorized Representative	June 10, 2015
Michael T. Novak

EXHIBIT INDEX

Exhibit Number
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form F-1 (No. 33-96250) filed on October 5, 1995 (“Form F-1/A”))

4.2	Canada Business Corporations Act Form 4 Articles of Amendment of Canadian National Railway Company (incorporated herein by reference to Exhibit 1.2 to the Registration Statement on Form 8-A (No. 1-2413) filed on June 14, 1999)

4.3	Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form F-1/A)

23	Consent of KPMG LLP (filed herewith)

24	Power of Attorney (included in the signature pages hereof)

99.1	Canadian National Railway Company Share Units Plan (filed herewith)

99.2	Canadian National Railway Company Voluntary Incentive Deferral Plan (filed herewith)